Exhibit 99.1

CIM Commercial Trust Corporation Reports 2021 First Quarter Results
Dallas—(May 10, 2021) CIM Commercial Trust Corporation (NASDAQ: CMCT and TASE: CMCT-L) (“we”, “our”, “CMCT”, “CIM Commercial”, or the “Company”), a real estate investment trust (“REIT”) that primarily acquires, owns, and operates Class A and creative office assets in vibrant and improving metropolitan communities throughout the United States (including improving and developing such assets), today reported operating results for the three months ended March 31, 2021.
First Quarter 2021 Highlights
Portfolio
•Same-store(1) office portfolio was 78.6% leased.
•Executed 4,553 square feet of leases with terms longer than 12 months, of which 3,043 square feet were recurring leases executed at our same-store(2) office portfolio, representing same-store(1) cash rent growth per square foot of 22.8% as compared to the prior lease.
Financial Results
•Net loss attributable to common stockholders of $8.2 million, or $(0.55) per diluted share.
•Funds from operations (“FFO”) attributable to common stockholders(2) was $(3.2) million, or $(0.21) per diluted share.
•Core FFO attributable to common stockholders(3) was $(3.1) million, or $(0.21) per diluted share.
Management Commentary
“We are encouraged by the recent pickup in office leasing activity and hotel occupancy.” said David Thompson, Chief Executive Officer of CIM Commercial. “While the pandemic delayed our efforts to significantly increase the cash flow and value of our portfolio, we remain highly confident in the internal growth opportunities in front of us.”
“In 2019, we sold nearly $1 billion of largely stabilized assets and paid a $42 per share special dividend in order to realize the value that we created in the portfolio. We retained a high-quality portfolio in attractive markets with significant growth potential through lease-up, increasing rents to market and select expansion and renovation opportunities. We are also seeing potential attractive acquisition opportunities. CIM Commercial utilizes the capabilities and resources of CIM Group’s vertically integrated platform to source and execute on these growth opportunities, while our flexible capital allows us to minimize risk for our stockholders.”
Results for the Quarter ended March 31, 2021
Portfolio
As of March 31, 2021, our real estate portfolio consisted of 12 assets, all of which were fee-simple properties. The portfolio included nine office properties and one development site, which is being used as a parking lot, totaling approximately 1.3 million rentable square feet, and one 503-room hotel with an ancillary parking garage.
Financial Results
Net loss attributable to common stockholders was $8.2 million, or $(0.55) per diluted share of common stock, for the three months ended March 31, 2021, compared to $6.8 million, or $(0.46) per diluted share of common stock, for the same period in 2020.
FFO attributable to common stockholders(2) was $(3.2) million, or $(0.21) per diluted share of common stock, for the three months ended March 31, 2021, compared to $(1.5) million, or $(0.10) per diluted share of common stock, for the same period in 2020.
Core FFO attributable to common stockholders(3) was $(3.1) million, or $(0.21) per diluted share of common stock, for the three months ended March 31, 2021, compared to $(1.4) million, or $(0.09) per diluted share of common stock, for the same period in 2020. The decrease in Core FFO is primarily attributable to a decrease in segment net operating income (primarily as a result of the adverse impact of COVID-19), partially offset by a decrease in redeemable preferred stock dividends declared or accumulated.

Segment Information
Our reportable segments during the three months ended March 31, 2021 and 2020 consisted of two types of commercial real estate properties, namely, office and hotel, as well as a segment for our lending business. Total Segment net operating income (“NOI”)(4) was $9.1 million for the three months ended March 31, 2021, compared to $11.5 million for the same period in 2020.
Office
Same-Store
Same-store(1) office Segment NOI(4) decreased 11.7%, while same-store(1) office Cash NOI(5), excluding lease termination income, decreased 6.3% for the three months ended March 31, 2021 compared to the same period in 2020. The decrease is primarily due to lower revenues at an office property in Beverly Hills, California and an office property in Los Angeles, California due to a decrease in occupancy as compared to the same period in 2020.
At March 31, 2021, the Company’s same-store(1) office portfolio was 78.5% occupied, a decrease of 730 basis points year-over-year on a same-store(1) basis, and 78.6% leased, a decrease of 750 basis points year-over-year on a same-store(1) basis. The annualized rent per occupied square foot(6) on a same-store(1) basis was $51.91 at March 31, 2021 compared to $50.20 at March 31, 2020. During the three months ended March 31, 2021, the Company executed 3,043 square feet of recurring leases at our same-store(1) office portfolio, representing same-store(1) cash rent growth per square foot of 22.8% as compared to the prior lease.
Total
Office Segment NOI(4) decreased to $7.8 million for the three months ended March 31, 2021, from $8.8 million for the same period in 2020. The decrease is primarily due to a decrease in same-store(1) office Segment NOI(4) as described above, partially offset by increased revenues from the one property acquired subsequent to January 1, 2020.
Hotel
Hotel Segment NOI(4) decreased to $(0.8) million for the three months ended March 31, 2021, from $1.8 million for the same period in 2020, due to a decrease in occupancy, average daily rate, and food, beverage, and other sundry hotel services as a result of the outbreak of COVID-19. Monthly occupancy was 20%, 34% and 36% in January, February and March 2021, respectively. Occupancy improved month over month as government restrictions associated with the pandemic were eased. The following table sets forth the occupancy, average daily rate and revenue per available room for our hotel for the specified periods:

	For the Three Months Ended March 31,
	2021	2020
Occupancy	29.8%	65.8%
Average daily rate(1)	$116.21	$166.47
Revenue per available room(2)	$34.60	$109.58
______________________
(1)Calculated as trailing 12-month room revenue divided by the number of rooms occupied.
(2)Calculated as trailing 12-month room revenue divided by the number of available rooms.
Lending
Our lending segment primarily consists of our SBA 7(a) lending platform, which is a national lender that primarily originates loans to small businesses in the hospitality industry. Lending Segment NOI(4) was $2.1 million for the three months ended March 31, 2021, compared to $1.0 million for the same period in 2020. The positive change is due to an increase in premium income from the sale of the guaranteed portion of our SBA 7(a) loans as compared to the first quarter of 2020, partially offset by a decrease in interest income resulting from a decrease in the prime rate from 4.75% during the first quarter of 2020 to 3.25% during the first quarter of 2021. We anticipate this out-performance for the remainder of 2021 as compared to the prior year as we expect higher loan origination activity to occur through the end of the year.
Debt and Equity
During the three months ended March 31, 2021, we issued 235,181 shares of Series A Preferred Stock and 4,045 shares of Series D Preferred Stock for aggregate net proceeds of $5.5 million. Net proceeds represent gross proceeds offset by costs specifically identifiable to the offering of Series A Preferred Stock and Series D Preferred Stock, such as commissions, dealer manager fees, and other offering fees and expenses.
Dividends
On March 5, 2021, we declared a quarterly cash dividend of $0.0750 per share of our common stock, which was paid on March 30, 2021 to stockholders of record at the close of business on March 15, 2021.
On March 5, 2021, we declared a quarterly cash dividend of $0.34375 per share of our Series A Preferred Stock or portion thereof for issuances during the second quarter of 2021. The dividend is payable as follows: $0.114583 per share on May 17, 2021, June 15, 2021 and July 15, 2021 to stockholders of record at the close of business on May 5, 2021, June 5, 2021 and July 5, 2021, respectively.
On March 5, 2021, we declared a quarterly cash dividend of $0.35313 per share of our Series D Preferred Stock, or portion thereof for issuances during the second quarter of 2021. The dividend is payable as follows: $0.117708 per share on May 17, 2021, June 15, 2021 and July 15, 2021 to stockholders of record at the close of business on May 5, 2021, June 5, 2021 and July 5, 2021, respectively.
About CIM Commercial
CIM Commercial is a real estate investment trust that primarily acquires, owns, and operates Class A and creative office assets in vibrant and improving metropolitan communities throughout the United States. Its properties are primarily located in Austin, TX; Los Angeles and the San Francisco Bay Area. CIM Commercial is operated by affiliates of CIM Group, L.P., a vertically-integrated owner and operator of real assets with multi-disciplinary expertise and in-house research, acquisition, credit analysis, development, finance, leasing, and onsite property management capabilities (www.cimcommercial.com).
About the Data
Descriptions of certain performance measures, including Segment NOI, Cash NOI, FFO attributable to common stockholders, and Core FFO are provided below. Refer to the subsequent tables for reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure.
(1)Same-store properties: are properties that we have owned and operated in a consistent manner and reported in our consolidated results during the entire span of the periods being reported. We excluded from our same-store property set this quarter any properties (i) acquired on or after January 1, 2020; (ii) sold or otherwise removed from our consolidated financial statements on or before March 31, 2021; or (iii) that underwent a major repositioning project we believed significantly affected its results at any point during the period commencing on January 1, 2020 and ending on March 31, 2021. When determining our same-store properties as of March 31, 2021, one property was excluded pursuant to (i) and (iii) above and no properties were excluded pursuant to (ii) and (iii) above.
(2)FFO attributable to common stockholders: represents net income (loss) attributable to common stockholders, computed in accordance with GAAP, which reflects the deduction of redeemable preferred stock dividends accumulated, excluding gain (or loss) from sales of real estate, impairment of real estate, and real estate depreciation and amortization. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (the “NAREIT”). See ‘Core FFO’ definition below for discussion of the benefits and limitations of FFO as a supplemental measure of operating performance.
(3)Core FFO attributable to common stockholders (“Core FFO”): represents FFO attributable to common stockholders (computed as described above), excluding gain (loss) on early extinguishment of debt, redeemable preferred stock deemed dividends, redeemable preferred stock redemptions, gain (loss) on termination of interest rate swaps, and transaction costs.
We believe that FFO is a widely recognized and appropriate measure of the performance of a REIT and that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. In addition, we believe that Core FFO is a useful metric for securities analysts, investors and other interested parties in the evaluation of our Company as it excludes from FFO the effect of certain amounts that we believe are non-recurring, are non-operating in nature as they relate to the manner in which we finance our operations, or transactions outside of the ordinary course of business.
Like any metric, FFO and Core FFO should not be used as the only measure of our performance because it excludes depreciation and amortization and captures neither the changes in the value of our real estate properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, and Core FFO excludes amounts incurred in connection with non-recurring special projects, prepaying or defeasing our debt, repurchasing our preferred stock, and adjusting the carrying value of our preferred stock classified in temporary equity to its redemption value, all of which have real economic effect and could materially impact our operating results. Other REITs may not calculate FFO and Core FFO in the same manner as we do, or at all; accordingly, our

FFO and Core FFO may not be comparable to the FFOs and Core FFOs of other REITs. Therefore, FFO and Core FFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a supplement to or substitute measure for cash flows from operating activities computed in accordance with GAAP. FFO and Core FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO and Core FFO per share for the year-to-date period may differ from the sum of quarterly FFO and Core FFO per share amounts due to the required method for computing per share amounts for the respective periods. In addition, FFO and Core FFO per share is calculated independently for each component and may not be additive due to rounding.
(4)Segment NOI: for our real estate segments represents rental and other property income and expense reimbursements less property related expenses and excludes non-property income and expenses, interest expense, depreciation and amortization, corporate related general and administrative expenses, gain (loss) on sale of real estate, gain (loss) on early extinguishment of debt, impairment of real estate, transaction costs, and benefit (provision) for income taxes. For our lending segment, Segment NOI represents interest income net of interest expense and general overhead expenses. See ‘Cash NOI’ definition below for discussion of the benefits and limitations of Segment NOI as a supplemental measure of operating performance.
(5)Cash NOI: for our real estate segments, represents Segment NOI adjusted to exclude the effect of the straight lining of rents, acquired above/below market lease amortization and other adjustments required by generally accepted accounting principles (“GAAP”). For our lending segment, there is no distinction between Cash NOI and Segment NOI. We also evaluate the operating performance and financial results of our operating segments using cash basis NOI excluding lease termination income, or “Cash NOI excluding lease termination income”.
Segment NOI and Cash NOI are not measures of operating results or cash flows from operating activities as measured by GAAP and should not be considered alternatives to income from continuing operations, or to cash flows as a measure of liquidity, or as an indication of our performance or of our ability to pay dividends. Companies may not calculate Segment NOI or Cash NOI in the same manner. We consider Segment NOI and Cash NOI to be useful performance measures to investors and management because, when compared across periods, they reflect the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. Additionally, we believe that Cash NOI is helpful to investors because it eliminates straight line rent and other non-cash adjustments to revenue and expenses.
(6)Annualized rent per occupied square foot: represents gross monthly base rent under leases commenced as of the specified periods, multiplied by twelve. This amount reflects total cash rent before abatements. Where applicable, annualized rent has been grossed up by adding annualized expense reimbursements to base rent. Annualized rent for certain office properties includes rent attributable to retail.

FORWARD-LOOKING STATEMENTS
This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), which are intended to be covered by the safe harbors created thereby. Such forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “project,” “target,” “expect,” “intend,” “might,” “believe,” “anticipate,” “estimate,” “could,” “would,” “continue,” “pursue,” “potential,” “forecast,” “seek,” “plan,” or “should” or the negative thereof or other variations or similar words or phrases. Such forward-looking statements include, among others, statements about CMCT’s plans and objectives relating to future growth and availability of funds, and the trading liquidity of CMCT's common stock. Such forward-looking statements are based on particular assumptions that management of CMCT has made in light of its experience, as well as its perception of expected future developments and other factors that it believes are appropriate under the circumstances. Forward-looking statements are necessarily estimates reflecting the judgment of CMCT’s management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These risks and uncertainties include those associated with (i) the scope, severity and duration of the current pandemic of COVID-19, and actions taken to contain the pandemic or mitigate its impact, (ii) the adverse effect of COVID-19 on the financial condition, results of operations, cash flows and performance of CMCT and its tenants and business partners, the real estate market and the global economy and financial markets, among others, (iii) the timing, form, and operational effects of CMCT’s development activities, (iv) the ability of CMCT to raise in place rents to existing market rents and to maintain or increase occupancy levels, (v) fluctuations in market rents, including as a result of COVID-19, and (vi) general economic, market and other conditions. Additional important factors that could cause CMCT’s actual results to differ materially from CMCT’s expectations are discussed under the section “Risk Factors” in CMCT’s Annual Report on Form 10-K for the year ended December 31, 2020. The forward-looking statements included herein are based on current expectations and there can be no assurance that these expectations will be attained. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond CMCT’s control. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the forward-looking statements included herein will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by CMCT or any other person that CMCT’s objectives and plans will be achieved. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made. CMCT does not undertake to update them to reflect changes that occur after the date they are made.
For CIM Commercial Trust Corporation
Media Relations:
Karen Diehl, Diehl Communications, 310-741-9097
karen@diehlcommunications.com
or
Shareholder Relations:
Steve Altebrando, 646-652-8473
shareholders@cimcommercial.com

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited and in thousands, except share and per share amounts)

	March 31, 2021	December 31, 2020
ASSETS
Investments in real estate, net	$502,122	$506,040
Cash and cash equivalents	34,605	33,636
Restricted cash	9,891	10,013
Loans receivable, net	84,441	83,135
Accounts receivable, net	1,566	1,737
Deferred rent receivable and charges, net	35,894	35,956
Other intangible assets, net	6,014	6,313
Loan servicing asset, net and other assets	11,350	8,787
TOTAL ASSETS	$685,883	$685,617
LIABILITIES, REDEEMABLE PREFERRED STOCK, AND EQUITY
LIABILITIES:
Debt, net	$331,759	$324,313
Accounts payable and accrued expenses	11,319	20,327
Intangible liabilities, net	472	587
Due to related parties	6,918	6,706
Other liabilities	11,596	9,733
Total liabilities	362,064	361,666
COMMITMENTS AND CONTINGENCIES
REDEEMABLE PREFERRED STOCK: Series A cumulative redeemable preferred stock, $0.001 par value; 36,000,000 shares authorized; 1,973,186 and 1,972,786 shares issued and outstanding, respectively, as of March 31, 2021 and 2,008,256 and 2,007,856 shares issued and outstanding, respectively, as of December 31, 2020; liquidation preference of $25.00 per share, subject to adjustment	45,304	45,837
EQUITY:
Series A cumulative redeemable preferred stock, $0.001 par value; 36,000,000 shares authorized; 4,851,367 and 4,715,291 shares issued and outstanding, respectively, as of March 31, 2021 and 4,484,376 and 4,377,762 shares issued and outstanding, respectively, as of December 31, 2020; liquidation preference of $25.00 per share, subject to adjustment	117,140	108,729
Series D cumulative redeemable preferred stock, $0.001 par value; 32,000,000 shares authorized; 23,190 shares issued and outstanding as of March 31, 2021 and 19,145 shares issued and outstanding as of December 31, 2020; liquidation preference of $25.00 per share, subject to adjustment	572	473
Series L cumulative redeemable preferred stock, $0.001 par value; 9,000,000 shares authorized; 8,080,740 and 5,387,160 shares issued and outstanding, respectively, as of March 31, 2021 and December 31, 2020; liquidation preference of $28.37 per share, subject to adjustment	152,834	152,834
Common stock, $0.001 par value; 900,000,000 shares authorized; 14,827,410 shares issued and outstanding as of March 31, 2021 and 14,827,410 shares issued and outstanding as of December 31, 2020.	15	15
Additional paid-in capital	793,344	794,127
Distributions in excess of earnings	(785,730)	(778,519)
Total stockholders’ equity	278,175	277,659
Noncontrolling interests	340	455
Total equity	278,515	278,114
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK, AND EQUITY	$685,883	$685,617

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended March 31,
	2021	2020
REVENUES:
Rental and other property income	$13,349	$14,819
Hotel income	1,732	7,759
Interest and other income	3,798	2,957
	18,879	25,535
EXPENSES:
Rental and other property operating	8,290	12,515
Asset management and other fees to related parties	2,259	2,645
Expense reimbursements to related parties—corporate	605	812
Expense reimbursements to related parties—lending segment	731	682
Interest	2,632	3,167
General and administrative	2,622	1,734
Depreciation and amortization	5,037	5,258
	22,176	26,813
LOSS BEFORE PROVISION (BENEFIT) FOR INCOME TAXES	(3,297)	(1,278)
Provision (benefit) for income taxes	374	(22)
NET LOSS	(3,671)	(1,256)
Net loss (income) attributable to noncontrolling interests	1	(4)
NET LOSS ATTRIBUTABLE TO THE COMPANY	(3,670)	(1,260)
Redeemable preferred stock dividends declared or accumulated	(4,466)	(5,356)
Redeemable preferred stock deemed dividends	(57)	(161)
Redeemable preferred stock redemptions	(13)	(10)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(8,206)	$(6,787)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS PER SHARE:
Basic	$(0.55)	$(0.46)
Diluted	$(0.55)	$(0.46)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic	14,808	14,598
Diluted	14,808	14,599

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES
Funds from Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended March 31,
	2021	2020
Numerator:
Net loss attributable to common stockholders	$(8,206)	$(6,787)
Depreciation and amortization	5,037	5,258
FFO attributable to common stockholders	$(3,169)	$(1,529)
Redeemable preferred stock dividends declared on dilutive shares (a)	—	—
Diluted FFO attributable to common stockholders	$(3,169)	$(1,529)
Denominator:
Basic weighted average shares of common stock outstanding	14,808	14,598
Effect of dilutive securities—contingently issuable shares (a)	1	1
Diluted weighted average shares and common stock equivalents outstanding	14,809	14,599
FFO attributable to common stockholders per share:
Basic	$(0.21)	$(0.10)
Diluted	$(0.21)	$(0.10)
______________________
(a)For the three months ended March 31, 2021 and 2020, the effect of certain shares of redeemable preferred stock were excluded from the computation of diluted FFO attributable to common stockholders and the diluted weighted average shares and common stock equivalents outstanding as such inclusion would be anti-dilutive.

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES
Core Funds from Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended March 31,
	2021	2020
Numerator:
Net loss attributable to common stockholders	$(8,206)	$(6,787)
Depreciation and amortization	5,037	5,258
FFO attributable to common stockholders	$(3,169)	$(1,529)
Redeemable preferred stock redemptions	13	10
Redeemable preferred stock deemed dividends	57	161
Core FFO attributable to common stockholders	$(3,099)	$(1,358)
Redeemable preferred stock dividends declared on dilutive shares (a)	—	—
Diluted Core FFO attributable to common stockholders	$(3,099)	$(1,358)
Denominator:
Basic weighted average shares of common stock outstanding	14,808	14,598
Effect of dilutive securities-contingently issuable shares (a)	1	1
Diluted weighted average shares and common stock equivalents outstanding	14,809	14,599
Core FFO attributable to common stockholders per share:
Basic	$(0.21)	$(0.09)
Diluted	$(0.21)	$(0.09)
______________________
(a)For the three months ended March 31, 2021 and 2020, the effect of certain shares of redeemable preferred stock were excluded from the computation of diluted Core FFO attributable to common stockholders and the diluted weighted average shares and common stock equivalents outstanding as such inclusion would be anti-dilutive.

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES
Reconciliation of Net Operating Income
(Unaudited and in thousands)

	Three Months Ended March 31, 2021
	Same-Store Office	Non-Same-Store Office	Total Office	Hotel	Lending	Total
Cash net operating income (loss) excluding lease termination income	$7,389	$98	$7,487	$(805)	$2,106	$8,788
Cash lease termination income	25	—	25	—	—	25
Cash net operating income (loss)	7,414	98	7,512	(805)	2,106	8,813
Deferred rent and amortization of intangible assets, liabilities, and lease inducements	195	2	197	(2)	—	195
Straight line lease termination income	78	—	78	—	—	78
Segment net operating income (loss)	7,687	100	7,787	(807)	2,106	9,086
Asset management and other fees to related parties						(2,259)
Expense reimbursements to related parties—corporate						(605)
Interest expense						(2,441)
General and administrative						(2,041)
Depreciation and amortization						(5,037)
Loss before benefit for income taxes						(3,297)
Benefit for income taxes						(374)
Net loss						(3,671)
Net loss attributable to noncontrolling interests						1
Net loss attributable to the Company						$(3,670)

	Three Months Ended March 31, 2020
	Same-Store Office	Non-Same-Store Office	Total Office	Hotel	Lending	Total
Cash net operating income excluding lease termination income	$7,884	$52	$7,936	$1,772	$1,011	$10,719
Cash lease termination income	—	—	—	—	—	—
Cash net operating income	7,884	52	7,936	1,772	1,011	10,719
Deferred rent and amortization of intangible assets, liabilities, and lease inducements	817	—	817	(1)	—	816
Straight line lease termination income	—	—	—	—	—	—
Segment net operating income	8,701	52	8,753	1,771	1,011	11,535
Interest and other income						1
Asset management and other fees to related parties						(2,645)
Expense reimbursements to related parties—corporate						(812)
Interest expense						(2,876)
General and administrative						(1,223)
Depreciation and amortization						(5,258)
Loss before provision for income taxes						(1,278)
Provision for income taxes						22
Net loss						(1,256)
Net income attributable to noncontrolling interests						(4)
Net loss attributable to the Company						$(1,260)